Exhibit 10.1

                                                                  Execution Copy

                     EXCLUSIVE SALES AND MARKETING AGREEMENT

      This AGREEMENT made the 5th day of October, 2000 (the "Effective Date") by HOSPITAL SPECIALTY COMPANY, (hereinafter "HSC"), a Division of The Tranzonic Companies, an Ohio corporation with principal offices at 670 Alpha Drive, Highland Heights, Ohio 44143 and RMED International, Inc., (hereinafter "Contractor"), a Colorado corporation, with principal offices at 3925 N. Hastings Way, Eau Claire, WI 54703.

                                    RECITALS:

      WHEREAS, HSC desires to purchase certain designated quantities of private label (product packaged in packages containing the name provided by the customer) and control label (brand name used by the manufacturer/marketer as its own product name) baby diapers as described in Exhibit 1 attached hereto (hereinafter the "Products" or "Units"), from a manufacturer who will manufacture said Units in accordance with the agreed upon specifications;

      WHEREAS, Contractor is in the business of manufacturing baby diapers as well as other items for its customers and desires to manufacture and assemble Units for HSC, as per the terms and conditions hereinafter set forth.

      NOW THEREFORE, the parties agree as follows:

1. MANUFACTURE AND SUPPLY.

      Contractor shall sell the Products to HSC in accordance with the specifications provided herein and in the specifications attached hereto as
Exhibit I (the "Specifications") (including, without limitation, Product description, manufacturing specification, any packaging and labeling specifications and shipping instructions) agreed upon by the parties from time to time. The Units shall be manufactured by Contractor in its own facilities in Eau Claire, WI pursuant to the terms and conditions set forth herein and in the Specifications. Hereafter, from time to time, HSC may request and may order, through formal purchase orders, various quantities of the Products. Upon its acceptance of each such purchase order, Contractor shall be obligated to manufacture and ship the Products described therein in accordance with the terms, conditions, schedules for delivery and purchase prices reflected therein and as set forth in this Agreement.

      Contractor will maintain sufficient inventory quantities to meet HSC's customer delivery requirements pursuant to instructions from HSC. Contractor will be liable for any penalties associated with shipping delays to HSC or HSC's customers unless such delay can be attributed to untimely or incomplete instructions from HSC.

2. SALES AND MARKETING.

      HSC shall use reasonable commercial efforts to market and sell the Products in North America (USA, Canada, Mexico). HSC will provide Contractor with a written marketing plan outlining HSC's efforts to market and sell the Products. The parties will review together such


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

marketing plan at least quarterly in order to determine the acceptability of the marketing plan and to provide information to Contractor for the most cost-effective manufacture of the Products at levels necessary to meet the demand of HSC and its customers. HSC shall be responsible for all costs related to sales and marketing efforts.

      Contractor will have no direct contact with HSC's customers unless instructed to do so by HSC and then only to the extent expressly authorized by HSC.

3. EXCLUSIVITY.

      It is agreed to by the parties that HSC shall have the exclusive right to market and sell private label baby diapers and its own control label baby diapers (e.g., "Precious") in North America (USA, Canada, Mexico) which are manufactured by Contractor. In addition, Contractor agrees to offer HSC the right of first refusal to market or sell any new products that Contractor manufactures during term of this Agreement for the private label market. Terms of sale of the new products to be negotiated and subject to the conditions of this agreement.

      Provided that Contractor is able to supply the Products pursuant to the Specifications contained herein and at the quantities required by HSC, HSC agrees to purchase baby diapers exclusively from Contractor. If and only if Contractor is unable to supply all of HSC's requirements for Products, then HSC and Contractor will seek and agree on the manufacturer to cover such shortfall.

      Contractor maintains the right to manufacture baby diapers for diaper manufacturers provided that such baby diapers are brand name and not for private label retail. In addition, this Agreement shall not preclude Contractor from manufacturing and selling its "TenderCare", "Tushies", "Rock-A-Bye" or "Bumpies" brand baby diapers. Notwithstanding the foregoing, HSC's production requirements will take precedence over Contractor's manufacturing for other diaper manufacturers.

      If both parties agree to terminate the exclusive sales and marketing provisions of this Agreement, but continue the supply relationship, then Contractor agrees not to compete against HSC for a period of three (3) years in those baby diapers accounts that HSC has sold baby diapers during the 12 months prior to termination of this exclusivity. An HSC customer is defined as whomever HSC invoices.

4. DESIGN AND SPECIFICATION.

            (a) Contractor shall be responsible for the engineering and manufacture in compliance with the National Brand Equivalent Specifications as agreed to and attached hereto and as may change from time to time.

            (b) Contractor shall provide samples of the Products to HSC and HSC shall approve or (disapprove) such samples in writing upon execution of this agreement and in the future when both parties agree to change specifications.

            (c) Contractor shall also submit any and all drawings and component specifications, and any subsequent changes thereto, to be used in manufacturing


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

            Products for HSC. HSC shall approve in writing any changes to the drawings or component or other specifications or any changes to the Specifications prior to the commencement of production of any Product incorporating such changes. Contractor agrees not to make any changes to the Specifications without the prior written authorization from HSC and agreed upon samples will be provided. Contractor owns the specifications but HSC has the right to use the specifications after termination. HSC is not precluded from using the specifications with other contractors when we need to use other contractors under this agreement.

5. PURCHASE PRICES AND PAYMENT TERMS

      The prices to be paid by HSC to Contractor for the Units purchased pursuant to this Agreement shall be as set forth in the Specifications for all relevant SKU's, and pursuant to the specific purchase orders to be issued during the term of the Agreement. Contractor will determine base-line costs immediately upon execution of this Agreement and provide such information to HSC at such time. The prices of Units will be fixed for a six (6) month period from the Effective Date of this Agreement and cannot be changed thereafter unless Contractor provides HSC with sixty (60) days notice of production cost increases of at least five percent (5%) and only to the extent of actual increases in such costs. Contractor shall provide reasonable documentation to HSC supporting such production cost increases. Subsequent price adjustments shall be fixed for a six month period from the date of price adjustment. Contractor will use its best efforts to provide pricing that allows HSC to compete effectively in the retail baby diaper market and make a reasonable margin of profit. In furtherance of this obligation, Contractor agrees to notify HSC of production cost decreases of five percent (5%) or more and will decrease its prices immediately upon and to the extent of such actual cost decreases.

      Payment terms shall be net thirty (30) days from date of receipt at HSC's plant or shipping date to the customer, with a 2% discount for payment made within fifteen (15) days of receipt at HSC's plant or shipping date to the customer.

      Such prices shall represent the total cost of the Products to HSC from Contractor, including, but not limited to, the price of the Products, the packaging, warehousing, literature, any applicable taxes or assessments and all delivery costs up to the time that HSC takes title to the goods. Contractor agrees to warehouse and drop ship the Products for HSC at no additional cost to HSC. Upon instruction from HSC, the Products shall be delivered by Contractor to the carrier chosen by HSC. All outbound shipments to HSC customers will indicate HSC as the shipper. Freight will be billed third party to HSC.

      Contractor shall, at its own cost, inventory and transport to its production facility all raw materials and component parts (if applicable) for the completed assembly of the Units.

      It is further agreed and understood as follows: (i) any modifications to purchase orders, including, but not limited to, modifications to the purchase price set forth in the Specifications, issued pursuant to this Agreement must be in writing and executed by authorized officers of both HSC and Contractor; (ii) the specifications and purchase price for any additional items added to the Products, which items are added after the date of this Agreement ("New Items"), shall be established by written agreement of the parties and (iii) all New Items, the specifications


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

therefor and the agreed upon purchase price therefor shall be added to this Agreement as an exhibit, amendment or supplement and upon the addition of New Items to this Agreement, (a) the New Items shall become "Products" or "Units" as defined in this Agreement, (b) the specifications for the New Items shall become "Specifications" as defined in this Agreement and (c) such "Products" and "Specifications" shall thereafter be subject to all of the provisions of this Agreement and all of the rights and remedies of the parties conferred hereby. Prices are FOB Contractor's plant.

6. TERM.

            a. The term of this Agreement (the "Term") shall begin on October 5, 2000 and shall extend through October 4, 2003 unless such Term is terminated prior to such date in accordance with the terms of this Agreement.

            b. The term of this Agreement will automatically renew for additional one year terms unless either party gives at least one year's prior notice of its intention to not renew this Agreement. Neither Notice of termination nor expiration of the Term shall affect the obligations of the parties under this Agreement with respect to any pending purchase orders which have been issued and accepted prior to the effective date of termination or expiration date of this Agreement and the terms of this Agreement shall remain effective until all such purchase orders shall have been satisfied or terminated in writing by the parties.

            c. Notwithstanding the termination of this Agreement by any party hereto (including termination under this Section or any other Section) or the expiration of this Agreement pursuant to its terms, the obligations of Contractor pursuant to Sections 12 (indemnification), 9 (warranty), and 13 (patents, trademarks and other conditions relating to intellectual property rights) shall survive.

            d. After notice and at HSC's request and directions, Contractor shall ship all HSC property, including, but not limited to, any and all materials bearing Proprietary Marks (as defined in Section 13 of this Agreement) and all materials constituting Trade Secrets and Confidential Information of HSC, directly to HSC or to any other location as may be designated at such time by HSC. HSC will pay for such materials provided that they had not been previously paid and shipping cost will be paid by HSC.

7. PACKAGING.

      All Products shall be packaged at Contractor's sole expense in strict accordance with the following:

            a. Specifications annexed hereto as Exhibit "1".

            b. HSC shall supply, at no charge, all color separations, films and/or camera ready art necessary to produce all packaging.


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

            c. Contractor shall not commence production or reproduction of any packaging without supplying HSC with samples of all such materials and receiving written approval from HSC prior to production. Once any such material is approved, Contractor shall make no changes in such material without the prior written approval of HSC.

            d.  Contractor   shall  be  responsible  for  all  reasonable  costs
            associated   with  printing,   production  or  fabrication  of  such
            packaging.

            e. All separations, films, camera ready art and other packaging and literature provided by HSC shall at all times remain the property of HSC and shall be subject to the provisions of this Agreement, including Section 13 hereof. Use of any materials provided by HSC for the production of any packaging or Product literature pursuant to this Agreement for any other purpose is expressly prohibited.

      HSC and Contractor will agree to the minimum monthly/yearly case requirement for a private label. HSC will use commercially reasonable efforts to execute private label packaging agreements with all customers. Contractor will bear the risk of loss on all private label packaging in inventory greater than an amount equal to ninety (90) days sales if HSC has a private label packaging agreement or Contractor and HSC have otherwise agreed in writing. HSC will be responsible for inventory in amounts up to the equivalent of ninety (90) days private label sales.

8. INSPECTION AND ACCEPTANCE OF FINISHED PRODUCT.

      HSC reserves the right to sample, inspect, and test Products delivered to its plant or its customers' location, as well as the packaging, labeling, product literature and enclosures therefore, in accordance with the Specifications set forth in Exhibit 1, and in accordance with the inspection procedures adopted by HSC and agreed to in writing by Contractor. HSC may, at its option, reject any production run, lot or part thereof which does not reasonably satisfy such Specifications and inspection procedures. HSC shall not be deemed to have accepted any individual shipment of Products if it specifies in writing to Contractor that the relevant production run or lot has failed to meet the Specifications or inspection standards of HSC. Upon such failure, Contractor shall have the right to promptly cure the defect. If such defect is due to Contractor's failure and is not cured within a reasonable period of time, HSC shall be entitled to terminate all or part of the purchase order pursuant to which such defective Product was produced and be reimbursed for the cost of any rejected Products and other costs directly related to the return (i.e. freight to and from, and/or charges or penalties that may be levied by the customer) or other nonconforming product. Contractor shall follow good manufacturing practice at all times and will provide HSC with comparative independent lab tests of each of its products at minimum every six (6) months or as may be required by private label proposals at Contractor's cost.

      The acceptance of any part of a shipment of Units shall not constitute acceptance of the whole shipment, nor does acceptance of one shipment constitute acceptance of any subsequent shipment. The acceptance of any shipment or portion thereof does not limit any warranty,


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

indemnification or other obligations of Contractor hereunder. Payment of any amount under any purchase order shall not constitute acceptance of any Products delivered pursuant to such purchase order.

9. WARRANTY.

            a. Contractor hereby warrants that the Units, any and all replacements thereof and replacement parts or components thereof will be of good and merchantable quality, fit for their intended purpose, free of defects in material and workmanship, and shall strictly conform to all Specifications as contained in this Agreement or in any Exhibit or purchase order delivered pursuant to this Agreement.

                  The  provisions  of  this  Section  9 and the  obligations  of
            Contractor hereunder shall survive the termination or expiration of this Agreement.

10. FORCE MAJEURE.

      No party hereto, however, shall be responsible for delays caused by Acts of God, labor disputes, governmental action, civil disturbances or War (collectively "force majeure"). HSC agrees to negotiate modified shipping schedules with Contractor in the event of a force majeure, but it is the intent of this paragraph to identify the importance of adhering to schedules agreed upon between HSC and Contractor. Notwithstanding the foregoing, in the event that a force majeure shall cause or be likely to cause a delay of more than ninety (90) days, HSC shall have the right, in its sole discretion to terminate any purchase order or to terminate this Agreement.

11. CONFORMANCE WITH LAWS.

      It is agreed between the parties that the Units and their packaging purchased pursuant to this Agreement and subsequent purchase orders shall be marked with the "Country of Origin" in accordance with the laws governing importation into the United States and shall be produced, packaged and delivered in accordance with all applicable laws including, but not limited to, environmental laws, intellectual property laws, employee safety and welfare laws, consumer protection laws and any other laws, regulations, of the United States or any state, local laws or regulations and any and all applicable laws of any other jurisdiction, domestic or foreign.

12. INDEMNIFICATION.

      Contractor and all its wholly-owned or controlled subsidiaries agree to protect, hold harmless, defend and indemnify, at its own expense HSC and its customers from and against all liability, costs and expenses (including the fees and expenses of attorneys and other experts or consultants) arising out of (1) the breach of any provision of this Agreement, including those resulting from a breach of any agreement or warranty set forth in Section 13 or (2) the death or injury to any person, or damage to property, by whosoever suffered, resulting, or claimed to have resulted from any purchase, sale, use or operation of any Unit furnished hereunder, solely due to defects and/or negligence in the total design and manufacturing process including but not limited to the components, materials and workmanship. HSC shall promptly notify Contractor of any such claim or lawsuit. HSC shall have the right, at its expense, to retain counsel to participate in


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

the defense of any suit. Contractor may not settle or admit liability with respect to any such claim without the prior written consent of HSC.

      Pursuant to this indemnification, Contractor shall purchase product liability insurance with limits of not less than $2,000,000. HSC shall be "an additional named insured" under Contractor's product liability insurance for products manufactured for HSC. Contractor shall provide a Certificate of Insurance showing proof of such product liability insurance and proof that HSC is name "an additional named insured" thereunder.

      HSC agrees to indemnify Contractor against any claims related to sales promotion or warranties in excess of Contractor's warranties to HSC related to the Products and such Products' performance.

13. PATENTS, TRADEMARKS AND OTHER CONDITIONS RELAT1NG TO INTELLECTUAL PROPERTY RIGHTS; CONFIDENTIALITY.

            a. In the event that HSC and Contractor jointly develop a patentable item, in consideration of HSC's agreement to purchase from Contractor hereunder Contractor agrees to irrevocably assign all patent rights to HSC unless otherwise agreed to in writing by HSC, except for Contractor's own branded names, patents, trademarks and improvements, new patents, new trademarks re: those brands. Contractor is prohibited from applying for any patents without prior written consent from HSC.

            b. Contractor shall affix to the Units trademarks, trade names, copyrighted names and other identifying symbols of HSC, whether in existence as of the execution of this Agreement or arising, created or implemented after the date hereof (the "HSC Proprietary Marks") strictly in accordance with HSC's instructions and in no other manner. All such Proprietary Marks relating to the Units shall at all times remain the property of HSC, and Contractor shall not at any time acquire any rights thereto. Contractor shall not use any such Proprietary Marks in connection with any other party's trademark, trade name, symbol, copyrighted name or copyrighted material or take any other action which might dilute any Proprietary Mark. It is understood that this Agreement is not to be construed as a license to Contractor to use the Proprietary Marks as described herein and the same shall not be used in connection with any goods other than those produced for and sold to HSC pursuant to the terms of this Agreement. Contractor shall maintain and implement the Quality Control Standards established by HSC. Contractor will not sell any Product using any HSC Proprietary Marks or any marks of HSC's customers if such Product does not conform with the Specifications or is otherwise non-conforming as determined by HSC in accordance with Section 8. HSC retains right of first refusal to sell non-conforming goods as "seconds". In any event non-conforming goods cannot be sold in original packaging without the permission of HSC, which will not be unreasonably withheld. HSC's customer may preclude any such disposition.


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

            c. In addition, each party acknowledges that, in the course of its performance pursuant to this Agreement, it will be made aware of, be exposed to or otherwise receive Trade Secrets or Confidential Information (as defined below) of the other party and such Trade
            Secrets or Confidential Information may not be the subject of trademark or copyright protection. Accordingly, unless the receiving party shall have been notified by the other party in writing that an item is not a Trade Secret or Confidential Information, the receiving party shall treat all information received from the other party as a Trade Secret or Confidential Information. For the purposes hereof, the phrase "Trade Secrets or Confidential Information" shall have the meaning generally ascribed to these words in common business usage, including, but not limited to, all or any portion of (1) any business, scientific, technical or manufacturing information, (2) any product design, process, procedure, formula or improvement, (3) any marketing material, Production information, or system, (4) any Product defect, design defect, pending recall or similar information or (5) any business plan, marketing strategy, new product line, product improvement, financial information, cost information, profit information, listing of names, addresses or customers.

                  Each  party  agrees  that it shall use the Trade  Secrets  and
            Confidential information strictly in conformance with the terms of this Agreement, and shall not, without the prior written consent of the other party, disclose or use any time, any Trade Secrets or Confidential Information, except (1) to the extent necessary to fulfill its obligations hereunder, (2) to the extent any such information shall become generally available in writing to the general public (other than through the actions of the receiving party) or (3) to the extent required by a court of competent jurisdiction or necessary to comply with any applicable law, regulation or order.

            d. In the event of a termination of commercial relations between the parties hereto and/or cancellation, expiration or termination of this Agreement for any reason whatsoever, Contractor shall not thereafter make, use, exercise or sell any product bearing
            Proprietary Mark or any colorable imitation thereof, and shall promptly return to HSC all design drawings, tool drawings, tooling, and other property belonging to HSC.

            e. Contractor warrants that neither the Products nor any process related to the Product violates or infringes any other patents, existing or pending and that Contractor possesses any and all licenses or other permits to use the proprietary information of third parties incorporated in the Products or any process related to the Products. Pursuant to this warranty, Contractor agrees to hold and save HSC, its successors, assigns, customers and users harmless from loss and/or liability of any nature of kind arising out of or existing because of the infringement or alleged infringement of any patent or the violation of any license of permit of proprietary information for or on account of the manufacture, sale or use of any Products furnished hereunder. HSC shall notify Contractor in writing of any suit filed against it or its customers, on account of any such infringement or alleged infringement, and at Contractor's request shall give Contractor control of the


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

            defense of such suit, insofar as HSC has the authority to do so, and information and assistance for the same, all at Contractor's expense. HSC and the party against whom suit is brought, may, at their own expense, be represented by their own counsel in any such suit. Furthermore, in the event that HSC or its customers should be enjoined in such suit or proceeding from using any part of the Products delivered hereunder, Contractor, at HSC's option, shall promptly either: (a) secure termination of the injunction or liability; or (b) replace said Products with non-infringing Products or modify them to become non-infringing, all at Contractor's expense. Contractor is responsible for all product related due diligence and all technical and production issues.

                  Similarly HSC warrants to Contractor that HSC or its customers owns or has authorization to use all of the intellectual property in the artwork and slogans that it provides to Contractor for packaging.

            f. The provisions of this Section 13 shall survive the termination or expiration of this Agreement indefinitely.

14. RISK OF LOSS.

      Unless otherwise specified herein or in any purchase order issued hereunder, risk of loss shall remain with Contractor until the title of the Units passes to HSC upon delivery to freight carriers. Passing does not restrict HSC rights to non-conforming product per paragraph 8 herein.

15. SUBCONTRACTING.

      It is  understood  between the parties  that  Contractor  may  subcontract manufacture of the Units provided that said subcontractor is a U.S. manufacturer. It is agreed that any such subcontracting arrangement between Contractor and subcontractor shall in no way affect or relieve Contractor of its obligations, representations and warranties to HSC pursuant to this Agreement; nor shall any of HSC's rights pursuant to this Agreement be affected thereby.

16. WAIVERS.

      No action taken pursuant to this Agreement, shall be deemed to constitute a waiver by the party taking such action of the obligations to comply with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of any condition or provision, or of a breach of any condition or provision, of this Agreement shall not operate or be construed as a waiver of any other condition or provision, or of any subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

17. DEFAULT; REMEDIES; TERMINATION.

            a. If any of the "events of default" listed in (i) through (vi) of this subsection shall occur, the non-defaulting party may, at its option, with not less than six (6) months notice to the party in default and provided that an agreed upon corrective action has not been taken within 30 days notice of default, terminate this Agreement and all prospective rights of the defaulting party hereunder. The "events of default" are as follows:

                  i.    Non-conforming Products;

                  ii.   Inability   to   provide   National   Brand   Equivalent
                        Specifications;

                  iii.  Inability to meet shipping requirements;

                  iv.   Insolvency or bankruptcy;

                  v.    Predatory marketing practices; or

                  vi.   Non-competitive pricing.

                  In the event of termination  due to an event of default on the part of Contractor, Contractor agrees not to compete at those baby diaper accounts sold by HSC for a period of three years after expiration of this Agreement.

            b. The termination of this Agreement for any reason whatsoever shall not relieve either party of any obligation due to the other party on, or accrued as of, the date of such termination. Notwithstanding the termination of this Agreement by any party hereto the obligations of Contractor pursuant to Sections 12 (indemnification), 9 (warranty), and 13 (patents, trademarks and other conditions relating to intellectual property rights; confidentiality) shall survive.

            c. In the event Contractor shall, at any time, act with respect to the Products in any manner other than as expressly permitted hereby, HSC shall be entitled to immediate injunctive relief to prevent the continuation or recurrence of such use.

            d. All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided hereunder or now or hereafter available under applicable law.

            e. HSC shall have no liability to Contractor for any costs, expenses or damages, including, but not limited to, consequential or incidental damages, arising out of or in connection with any exercise by HSC of any of its rights hereunder, including, but not limited to, any actions of HSC pursuant to Sections 6, 8, or 9.

            f. Contractor has the right to terminate for non-payment by HSC provided that HSC does not cure within 30 days of notice of delinquency.

18. NOTICES.

      Any notices and other communications provided for hereunder or in any of the Ancillary Agreements shall be in writing (including telegraphic, telex or cable communication) and shall become effective (i) when manually delivered on a business day during normal business hours at the place of receipt to the party to be given such notice, (ii) on the third business day following the day when deposited, if mailed by certified or registered mail with return receipt requested and postage thereon fully prepaid, (iii) on the business day following the day when deposited, if sent by overnight courier, fully prepaid, or (iv) on the business day such notice shall have been sent by telex, telegram, telecopy, cable or similar electronic device, fully prepaid. The addresses for such notice shall be:

To HSC:                       Hospital Specialty Company
                              670 Alpha Drive
                              Highland Heights, Ohio 44143
                              Attn: Bill Hemann

To Contractor:                Rmed International, Inc.
                              3926 N. Hastings Way
                              Eau Claire, WI 54703
                              Attn: Ed Reiss

19.  ASSIGNMENT.

      a. This Agreement is assignable by HSC in the event that HSC or its parent company is sold or the retail business of HSC's parent company is sold unless the sale is to another baby diaper manufacturer. In the event that such sale is to another baby diaper manufacturer, then the successor company shall have the right to continue this Agreement or to terminate with one year's notice. During this one year period, the successor company must honor all provisions of this Agreement. Should the successor company terminate this Agreement pursuant to its terms, then the Contractor is relieved of all non-compete provisions upon termination and will pay Contractor a three percent (3%) commission on any baby diaper business previously performed by Contractor to HSC at the time of acquisition and transferred to the successor company upon termination.

      b. In the event that Contractor is sold or sells its baby diaper business, this Agreement and all obligations contained herein must be assigned to the acquiring party.

20. CONTRACTOR OBLIGATIONS UPON TERMINATION.

      Should Contractor or Contractor's successors and assigns terminate this Agreement without cause, then Contractor or its successors or assigns, as the case may be, shall pay HSC an amount equal to four times HSC's gross profit for its private label baby diaper business during the preceding twelve (12) months. At the sole discretion of HSC, Contractor or Contractor's successors or assigns, as the case may be, shall supply HSC's control label baby diapers on a non-exclusive basis under the same pricing terms contained in this Agreement for a period of at least twelve (12) months. In addition, HSC or HSC's successors or assigns, as the case may be, agrees not to compete in the private label baby diaper business for a period of two (2) years unless HSC is sold to another baby diaper manufacturer.

21. HSC OBLIGATIONS UPON TERMINATION.

      Should HSC or HSC's successors and assigns terminate this Agreement without cause, then HSC or its successors or assigns, as the case may be, shall provide six (6) months notice and shall assist Contractor to transition or assign its private label baby diaper business to Contractor. Contractor shall pay HSC or its successors or assigns a commission of two percent (2%) of net sales of private label baby diaper business that HSC has transitioned or assigned to Contractor for a period of two (2) years from the expiration of this Agreement. If HSC or its successors or assigns wish to terminate only the exclusivity provision of this Agreement, then Contractor agrees not to compete against HSC for those private label accounts maintained by HSC.

22. HSC'S RIGHT OF FIRST REFUSAL.

      Should Contractor decide to sell its baby diaper business then HSC shall be given a first option to buy at a negotiated price of not more than the price Contractor could sell to a bona-fide third party purchaser. Contractor has no obligation to sell if it decides that such third party purchaser's bid is inadequate.

23. CONFIDENTIALITY.

      During or after the term of this Agreement and for a period of three (3) years after its termination, neither party shall communicate, divulge, or use for the benefit of another person or entity, any confidential or proprietary information or knowledge disclosed by the other party, including, without limitation: (i) present or prospective customer lists, (ii) management information reports, (iii) details of contracts, (iv) acquisition plans, (v) new personnel acquisition plans, (vi) trade secrets, (vii) financial information,
(viii) product designs, details or specifications, and (ix) any other information or materials of any kind which the disclosing party may designate as confidential or proprietary ("confidential information"). Each party shall only divulge confidential information to its employees to the limited extent necessary for such party to comply with its obligations under this Agreement. Each party shall require all persons to whom such confidential information is disclosed to agree, to the same extent as each party has agreed under this Agreement, to maintain the confidentiality of such confidential information and not disclose it to others. The receiving party shall be liable to the disclosing party for all damages of any kind caused by any breach of this Section 23 or by any unauthorized disclosure of the disclosing party's confidential information by the receiving party or its employee(s), representative(s) or other person to whom the receiving party has disclosed such information. In addition, both HSC and Contractor must agree in writing to any public disclosure or press release of financial or other business information to the public or to the financial community.

24. MISCELLANEOUS.

      a. During the term of this Agreement and any renewal period and for a period of two (2) years after the expiration or termination hereof, the parties agree not to solicit or hire each other's employees. Each party acknowledges that such soliciting or hiring employees under contract to the other party could constitute tortuous interference with business relations. (E.g., All HSC non-union employees are employed pursuant to an employment agreement containing a non-compete provision.)

      b. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

      c. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      d. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      e. In this Agreement, unless the context otherwise requires, words in the singular or in the plural shall each include the singular and the plural, and words of the masculine gender shall include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

      f. This Agreement shall be governed by the laws of the State of Ohio. The rights and obligations of the parties under this Agreement shall not be governed by the provisions of the 1980 U.N. Convention on Contracts for the International Sales of Goods; rather, these rights and obligations shall be governed by the laws of the State of Ohio, United States of America, including the provisions of the Uniform Commercial Code as enacted in the State of Ohio.

      g.  Any  term  or  provision  of  this  Agreement   which  is  invalid  or
unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

      h. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereof. This Agreement may not be changed orally, but may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by each of the parties, or, in the case of a waiver, signed by the party against whom enforcement of such waiver is being sought. In the event that any terms and conditions of the Specifications or any other invoice, acknowledgment or other purchase document conflict with the terms and conditions contained herein, the terms and conditions of this Agreement shall govern.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                  HOSPITAL SPECIALTY COMPANY, a
                                  Division of The Tranzonic Companies

/s/ Kenneth R. Kramer             /s/ William E. Hemann
---------------------             ------------------------
Witness                           By:    William E. Hemann
                                      --------------------
                                  Its:   Vice-President
                                      --------------------

                                  RMED INTERNATIONAL, INC.

/s/ Stephen Brajdic               /s/ Todd L. Nelson
-------------------               ------------------------
Witness                           By: Todd L. Nelson
                                      --------------------
                                  Its: Vice-President
                                      --------------------

                                  HOSPITAL SPECIALTY COMPANY, a
                                  Division of The Tranzonic Companies

                                  /s/ William E. Hemann
---------------------             ------------------------------------------
Witness                           By:    William E. Hemann
                                      --------------------------------------
                                  Its:   Vice-President
                                      --------------------------------------

                                  RMED INTERNATIONAL, INC.

                                  /s/ Edward Reiss
-------------------               ------------------------------------------
Witness                           By: Edward Reiss
                                      --------------------------------------
                                  Its: Chairman of the Board; V.P. Sales CEO
                                      --------------------------------------


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